EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                              W TECHNOLOGIES, INC.

                       PURSUANT TO 18 U.S.C. SECTION 1350

     I hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of W Technologies, Inc. for the period ending January 31, 2009:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of W Technologies, Inc.,

Inc.

/s/ Wayne Allyn Root

Wayne Allyn Root

Chief Executive Officer

March 12, 2009

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to W Technologies, Inc. and will be retained by W Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.